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Exhibit 5.1  Opinion of Counsel and Consent

October 10, 2001

Board of Directors
CFI Mortgage, Inc.,
Suite 500
601 Cleveland Street
Clearwater, Florida 33755

Re:  Registration Statement on Form S-8

Gentlemen:

I am acting as counsel for CFI Mortgage, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offer and sale of 1,500,000 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock") which the Company intends to issue to consultants in payment for services to be rendered to the Company. A Registration Statement on Form S-8 covering the Shares (the "Registration Statement") is being filed under the Act with the Securities and Exchange Commission.

In rendering the opinion expressed herein, I have reviewed such matters of law as I have deemed necessary and have examined copies of such agreements, instruments, documents and records as I have deemed relevant. In rendering the opinions expressed herein, I have assumed the genuineness and authenticity of all documents examined by us and of all signatures thereon, the legal capacity of all natural persons executing such documents, the conformity to original documents of all documents submitted to us as certified or conformed copies or photocopies and the completeness and accuracy of the certificates of public officials examined by us. In rendering the opinions expressed herein, I have relied upon the stock position reports issued by the Company's transfer agent and the annual audited and interim balance sheets provided to me by the Company. I have made no independent factual investigation with regard to any such matters.

Based upon the foregoing and subject to the qualifications stated herein, it is my opinion that the Shares to be issued, when issued and delivered for the purposes described above, will be validly issued, fully paid and non-assessable. The opinion expressed herein is limited to matters involving the federal laws of the United States and to the corporate laws of the State of Texas, and I express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement. The opinion expressed herein is rendered solely for your benefit in connection with the transaction described herein. Except as otherwise provided herein, this opinion may not be used or relied upon by any person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without my prior written consent.

Very truly yours
/s/ Jackson L. Morris
Jackson L. Morris